Exhibit 99.1

NEWS RELEASE

Quince Therapeutics Details Strategic Growth Plan with

Launch of New Corporate Name

Strategic focus centered on advancing innovative precision therapeutics for debilitating and rare diseases

Highly differentiated bone-targeting drug platform and lead precision bone growth molecule NOV004 to address underserved therapeutic areas with major, unmet medical needs

Pursuing strategic development pipeline expansion through opportunistic in-licensing and acquisition of clinical-stage assets targeting debilitating and rare diseases

Strong cash position of approximately $105 million provides

operating runway into the second half of 2025

Trading on Nasdaq to initiate under new ticker symbol “QNCX”

SOUTH SAN FRANCISCO, Calif. – August 1, 2022 – Quince Therapeutics, Inc. (Nasdaq: QNCX), a biopharmaceutical company advancing innovative precision therapeutics targeting debilitating and rare diseases, provided an overview of its strategic growth plan in conjunction with its corporate name change today. The launch of Quince Therapeutics marks a strategic shift in focus as the company prioritizes the clinical development of its highly differentiated bone-targeting drug platform and lead precision bone growth molecule, NOV004, to address major, unmet medical needs across multiple skeletal therapeutic indications. Quince also announced that the company plans to pursue the strategic expansion of its development pipeline through opportunistic in-licensing and acquisition of clinical-stage assets targeting debilitating and rare diseases, in addition to disclosing the company’s intent to out-license its legacy neuroscience and antiviral assets.

Dirk Thye, M.D., Quince’s chief executive officer, said, “We are eager and enthusiastic about launching Quince Therapeutics and introducing our new corporate strategy focused on the development and acquisition of innovative precision therapeutics for patients suffering from debilitating and rare diseases. Our proprietary bone-targeting drug platform and novel lead molecule, NOV004, are positioned to establish Quince as an important new leader in underserved therapeutic areas with major and unmet medical needs in a setting of historical underinvestment and few competitive companies. Our core technology is based on more than 10 years of extensive preclinical research and can be applied to a broad variety of skeletal diseases and indications as we look to expand our proprietary pipeline.

“We also benefit from a highly experienced management team with a long track record of drug development success and value creation. This team is empowered by a cash runway extending into the second half of 2025, providing us near-term financial security in a period of economic uncertainty in the biotech sector. This strong financial position is expected to enable us to not only fully fund reaching NOV004’s human proof of concept clinical development milestone, but also allow Quince to pursue strategic in-licensing and acquisition of additional clinical-stage assets. We intend to aggressively leverage the advantages of our strong team and balance sheet to build a highly impactful and valuable company,” Thye concluded.

Quince Therapeutics

Strategic Growth Plan Highlights

Today, Quince embarks on a fundamental shift in its strategic growth plan that now centers on advancing innovative precision therapeutics targeting debilitating and rare diseases. Key highlights of the company’s strategic growth plan include:

Addressing major, unmet medical needs across multiple skeletal therapeutic indications

•	Major, unmet medical needs have been estimated to include more than 18 million fractures in the U.S. each year that have led to more than $50 billion in direct medical costs.

•	Underserved bone fracture opportunity compounded by a growing aging population experiencing higher rate of life-threatening fractures.

•	No treatments currently approved for lead indication, osteogenesis imperfecta, which has been estimated to affect as many as 50,000 people in the U.S. alone.

•	Positioned as a lead innovator in underserved therapeutic areas with few competitive companies.

•	Discovery pipeline positioned for rapid expansion across multiple skeletal therapeutic indications, including osteogenesis imperfecta, fractures, spinal fusion, and other severe bone diseases.

•	Strong and well-protected intellectual property with robust portfolio of precision bone therapeutics.

Highly differentiated bone-targeting drug platform and broad applicability of lead molecule NOV004

•	Proprietary drug-targeting technology designed to enable precise delivery of small molecules, peptides, or large molecules directly to the site of bone fracture and disease.

•

Development pathway de-risked by more than 10 years of extensive preclinical studies demonstrating that concentrated drug-targeting promotes more rapid healing with fewer off-target safety concerns compared to non-targeted therapeutics.

•

Lead precision bone growth molecule NOV004 is an anabolic peptide engineered to precisely target and concentrate at the bone fracture site, resulting in rapid increases in bone density, strength, and healing as demonstrated in preclinical studies.

•	NOV004 expected to enter Phase 1 clinical studies in 2023.

•	Future development plans include progression of NOV004 to Phase 2 clinical study to evaluate safety and efficacy for the treatment of planned lead indication, osteogenesis imperfecta.

Strategic pipeline expansion through opportunistic in-licensing and acquisition of clinical-stage assets

•	Proactively evaluating potentially actionable clinical-stage assets targeting debilitating and rare diseases for in-licensing and acquisition.

•	Potential asset targets must have compelling clinical data and commercial opportunity and offer clear operational synergy and value creation.

•	Intend to be opportunistic and disciplined in approach with ability to be selective and competitive in evolving biotech environment.

Quince Therapeutics

Strong cash position expected to fund operations and clinical activities into the second half of 2025

•

Strong cash position of approximately $105 million in cash, equivalents, and marketable securities as of June 30, 2022 is expected to fund capital and operating expenditures into the second half of 2025.

•	Expect to fully fund achievement of lead molecule NOV004’s human proof of concept clinical development milestone.

•	Corporate restructuring in first half of 2022 optimized organization for operating efficiency.

Out-licensing legacy neuroscience and antiviral assets

•	Seeking to out-license capital-intensive legacy neuroscience and antiviral assets, including COR588, COR388, COR852, and COR803.

•	Lysine gingipain inhibitor COR588 is Phase 2 ready for further evaluation in Alzheimer’s disease and other P. gingivalis associated diseases.

•	Antiviral 3CLpro irreversible inhibitor COR803 for coronavirus infection positioned at IND-enabling preclinical study phase.

•	Out-licensing effort to identify partners already underway with goal of concluding the process before the end of 2022.

Initiates Nasdaq Trading Under New Ticker Symbol “QNCX”

Quince’s ticker symbol on the Nasdaq Stock Market will begin to trade under “QNCX” effective at the open of market trading today, Monday, August 1, 2022. The corporate name change to Quince Therapeutics, Inc. does not affect the rights of the company’s stockholders with respect to the name change. Outstanding stock certificates are not affected by the name change and will not need to be exchanged.

Management to Participate at Upcoming Investor Conference

Quince’s chief executive officer Dirk Thye, M.D., will present at the Canaccord Genuity 42nd Annual Growth Conference taking place on Thursday, August 11, 2022 beginning at 2:30 p.m. Eastern Time. A webcast of the event will be accessible on the Investor Calendar page under the News & Events heading of Quince’s investor website at https://quincetx.com/. The webcast will be archived at that location for 90 days.

About Quince Therapeutics

Quince Therapeutics is focused on advancing innovative precision therapeutics targeting debilitating and rare diseases. The company discovered a broad bone-targeting drug platform designed to precisely deliver small molecules, peptides, or large molecules directly to the site of bone fracture and disease to promote more rapid healing with fewer off-target safety concerns compared to non-targeted therapeutics. Quince’s discovery pipeline is positioned for rapid expansion across multiple skeletal therapeutic indications to address underserved therapeutic areas with major, unmet medical needs, including osteogenesis imperfecta, fractures, spinal fusion, and other severe bone diseases. The company’s lead compound NOV004 is an anabolic peptide engineered to precisely target and concentrate at the bone fracture site, which preclinical studies demonstrate result in rapid increases in bone density, strength, and healing directly at the site of bone fracture. NOV004 is expected to enter Phase 1 clinical studies in 2023 and advance to a lead indication in osteogenesis imperfecta. For more information, visit www.quincetx.com and follow Quince Therapeutics on LinkedIn and @Quince_Tx on Twitter.

Quince Therapeutics

Forward-looking Statements

Statements in this news release contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this news release may be identified by the use of words such as “anticipate,” “expect,” “will,” “can,” “may,” “should,” “estimate,” “project,” “potential,” “encouraged,” “positioned,” or other similar words. Examples of forward-looking statements include, among others, clinical development and strategic development path for NOV004; cash runway and the ability to fund clinical development milestones; the company’s plans to pursue the strategic expansion of its development pipeline, its intent to out-license its legacy neuroscience and antiviral assets, the strategic growth plan, the FDA and clinical development plans and timeline, prospects, and milestone expectations; the timing and success of the company’s clinical trials and related data, including plans and the ability to initiate, conduct and/or complete the Phase 1 clinical studies for NOV004; the timing of announcements and updates relating to its clinical trials and related data; the potential therapeutic benefits, safety, and efficacy of the company’s product candidate and discovery pipeline; and statements about its ability to obtain, and the timing relating to, further development and/or out-licensing of its legacy neuroscience and antiviral assets, regulatory submissions, and related response and decisions. Forward-looking statements are based on Quince Therapeutic’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict and could cause actual results to differ materially from what the company expects. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties described in the section titled “Risk Factors” in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 1, 2022, its Quarterly Report on Form 10-Q filed with the SEC on May 10, 2022, and other reports as filed with the SEC. Forward-looking statements contained in this news release are made as of this date, and Quince Therapeutics undertakes no duty to update such information except as required under applicable law.

Quince Therapeutics Contact: Stacy Roughan Quince Therapeutics, Inc. Vice President, Corporate Communications & Investor Relations ir@quincetx.com